The Coca-Cola Company Reports Solid Operating Results in Third Quarter 2017
Net Revenues Down 15%, Driven by 18-Point Headwind from Refranchising;
Organic Revenues (Non-GAAP) Grew 4%, Driven by Price/Mix of 3%
Operating Margin Grew 200 Basis Points;
Increase of 400 Basis Points in Comparable Operating Margin (Non-GAAP)
EPS Grew 40% to $0.33; Comparable EPS (Non-GAAP) Grew 2% to $0.50
Full Year Outlook Reaffirmed for Organic Revenues and Comparable EPS (Both Non-GAAP)
ATLANTA, Oct. 25, 2017 – The Coca-Cola Company today reported solid third quarter 2017 operating results and reaffirmed its full year financial outlook. While reported net revenues continued to be impacted by a headwind from refranchising, the Company delivered broad-based organic revenue (non-GAAP) growth as well as profit growth in an environment of persistent economic uncertainty in many parts of the world.
The Company continued to make progress on its multi-faceted transformation, including a fast-tracked evolution to build an even more consumer-centric brand portfolio. Continued outperformance in zero-sugar sparkling soft drinks was led by recent launches, such as Coca-Cola Zero Sugar in the United States. Important expansions were also made in category clusters beyond sparkling soft drinks, such as the recent acquisition of the Topo Chico premium sparkling mineral water brand in the United States.
The Company continued to advance toward its destination of a capital-light organization. Progress was made in its North America bottler refranchising plan during the quarter. The Company also completed a key ownership transition of bottling assets in Africa in early October, temporarily acquiring majority ownership of Coca-Cola Beverages Africa until it is refranchised.
"I am encouraged with our progress and results in the quarter," said James Quincey, President and Chief Executive Officer of The Coca-Cola Company. "Our performance reflects the strength of an organization that is focused on delivering against its financial commitments while also making substantial structural and cultural changes."

Highlights

Quarterly Performance

•
Revenues: Net revenues declined 15% to $9.1 billion, impacted by an 18% headwind from the ongoing refranchising of bottling territories. Organic revenues (non-GAAP) grew 4%, driven by price/mix growth of 3% and concentrate sales growth of 1%. Core business organic revenues (non-GAAP) also grew 4%

with price/mix growth of 3%. The solid organic revenue (non-GAAP) performance was supported by growth in each of the operating segments.

•
Volume: Total unit case volume was even. Despite continued macroeconomic challenges in certain Latin American markets, emerging and developing markets saw improving trends, achieving slightly positive unit case volume growth. This was offset by the performance in developed markets, which was negatively impacted by weather and the cycling of strong results from the prior year.

•
Margin: Operating margin, which included items impacting comparability, grew 200 basis points. Comparable operating margin (non-GAAP) expanded 400 basis points, driven by divestitures of lower-margin bottling businesses through refranchising and continued operating expense management associated with the Company's ongoing productivity efforts.

•
Market Share: The Company gained value share in total nonalcoholic ready-to-drink ("NARTD") beverages. The value share growth outpaced volume share, reflecting the Company's continued shift in focus from volume growth to value growth. The Company gained or maintained value share in sparkling soft drinks, juices, sports drinks, and ready-to-drink ("RTD") tea.

•
Cash Flow: Year-to-date cash from operations was $5.9 billion, down 12%. This decrease was primarily driven by the ongoing refranchising of North America bottling territories. Year-to-date free cash flow (non-GAAP) was $4.7 billion, down 8%. This decrease was primarily driven by the ongoing refranchising of North America bottling territories, partially offset by lower capital expenditures.

•	Share Repurchases: Year-to-date purchases of stock for treasury were $3.1 billion. Year-to-date net share repurchases (non-GAAP) totaled $1.7 billion.

Company Updates

•
Taking a more innovative approach to sparkling soft drinks: The Company continues to find ways to reduce the amount of added sugar in many beverages around the world and remains on track to reformulate more than 500 products this year. Coca-Cola Zero Sugar continued to perform well, growing unit case volume high single digits during the quarter. The new recipe was successfully introduced in the United States midway through the quarter, doubling its unit case volume growth rate versus the prior quarter. By the first quarter of 2018, the Company plans to introduce this innovation in all key markets around the world.

•
Portfolio diversification beyond sparkling soft drinks: In early October, the Company acquired the Topo Chico premium sparkling mineral water brand in the United States. Topo Chico is a fast-growing brand in parts of the United States, especially Texas. Through the Venturing & Emerging Brands unit, the Company plans to expand U.S. distribution while preserving the heritage of the brand. In the U.S. RTD coffee category, the Company launched a line of Dunkin' Donuts branded iced coffee beverages earlier this year, and performance is exceeding expectations. McDonald's also announced a new RTD frappé coffee line in partnership with the Company, which is expected to be available in the United States early next year. In Europe, innocent juices and smoothies continued to expand across the continent. The brand, which is the #1 chilled juice brand in Western Europe, can be found in 15 markets across Europe and has grown net revenues double digits year-to-date.

•
Reshaping the global bottling network: With the progress made since the last quarter, nearly 80% of Coca-Cola Refreshments' ("CCR") U.S. volume has now been transitioned to new ownership. The Company expects to complete the refranchising of CCR in the United States within the coming weeks. In Africa, a key transition of bottling assets was completed in early October, which resulted in the Company obtaining a majority interest in Coca-Cola Beverages Africa ("CCBA"). The Company will temporarily hold this controlling interest until CCBA is refranchised, which is expected to be completed in 2018. The Company will account for CCBA as a discontinued operation.

•
Shared value as a growth driver: The Coca-Cola system in India and its fruit industry partners recently announced plans for a "fruit circular economy" initiative. The planned economic contribution of $1.7 billion to India's agriculture ecosystem over the next five years is expected to benefit approximately 200,000 Indian fruit farmers. This initiative includes adding Indian fruit juices to existing sparkling brands, launching new juice drinks based on Indian fruit flavors, and exploring new beverage categories. The program supported the launch of Minute Maid Pulpy Mosambi, which helped the Minute Maid Pulpy brand grow triple digits in India during the quarter.

•
Leadership transition: Earlier this week, the Company announced that J. Alexander "Sandy" Douglas Jr. will retire as President of Coca-Cola North America ("CCNA"). He will be succeeded by James L. "Jim" Dinkins, who currently serves as President of the Minute Maid business unit and Chief Retail Sales Officer for CCNA. Jim begins his new duties Jan. 1, 2018, and Sandy will retire from the Company March 1, 2018. The Company thanks Sandy for his leadership and dedicated service to the global Coca-Cola system over the past 30 years.

Operating Review – Three Months Ended September 29, 2017
Revenues and Volume

Percent Change	Concentrate Sales [1]	Price/Mix	Currency Impact	Acquisitions, Divestitures, and Structural Items, Net	Reported Net Revenues	Organic Revenues [2]	Unit Case Volume
Consolidated	1	3	0	(18)	(15)	4	0
Europe, Middle East & Africa	4	1	1	0	6	5	1
Latin America	(4)	10	1	0	7	6	(3)
North America	1	2	0	1	3	2	0
Asia Pacific	2	1	(5)	0	(2)	3	3
Bottling Investments	(1)	4	0	(53)	(50)	2	(53)

Income Before Income Taxes and EPS

Percent Change	Reported Income Before Income Taxes	Items Impacting Comparability	Currency Impact	Comparable Currency Neutral [2]	Structural Items	Comparable Currency Neutral (Structurally Adjusted) [2]
Consolidated	17	14	0	3	(9)	12

Europe, Middle East & Africa	4	0	1	4
Latin America	25	18	1	7
North America	(11)	(11)	0	1
Asia Pacific	0	0	(7)	7
Bottling Investments	8	36	2	(29)

Percent Change	Reported EPS	Items Impacting Comparability	Currency Impact	Comparable Currency Neutral [2]
Consolidated EPS	40	38	0	2

Note: Certain rows may not add due to rounding.
1 For Bottling Investments, this represents the percent change in net revenues attributable to the increase (decrease) in unit case volume after considering the impact of structural changes.
2 Organic revenues, comparable currency neutral income before income taxes, comparable currency neutral income before income taxes (structurally adjusted), and comparable currency neutral EPS are non-GAAP financial measures. Refer to the Reconciliation of GAAP and Non-GAAP Financial Measures section.

In addition to the data in the preceding tables, quarterly operating results included the following:

Consolidated

•	Price/mix growth of 3% resulted from positive price/mix in each of the operating segments. Geographic or segment mix did not have a significant impact on price/mix.

•	Unit case volume was even and included the following performance by category cluster:

◦	Sparkling soft drinks: 0%

◦	Juice, dairy, and plant-based beverages: 1%

◦	Water, enhanced water, and sports drinks: -1%

◦	Tea and coffee: 1%

•
The growth in income before income taxes was impacted by comparability items, which were predominantly charges associated with the refranchising of bottling territories in North America. The growth was also impacted by structural items, which were primarily the refranchising of bottling territories. The growth in comparable currency neutral income before income taxes (structurally adjusted) (non-GAAP) was driven by the continued impact of productivity initiatives as well as the timing of expenses in the prior year, partially offset by higher interest expense.

Europe, Middle East & Africa

•
Price/mix growth of 1% was driven by positive price/mix across the European business units. The price/mix growth also included a negative impact from geographic mix, which was driven by strong concentrate sales growth in the Middle East & North Africa business unit that outpaced concentrate sales performance in the Western Europe business unit.

•
Unit case volume growth of 1% was driven by high single-digit growth in the Turkey, Caucasus & Central Asia business unit and mid single-digit growth in the Central & Eastern Europe business unit, partially offset by a low single-digit decline in the Western Europe business unit, which was negatively impacted by cooler weather. All category clusters grew unit case volume, with mid single-digit growth in water, enhanced water, and sports drinks contributing the highest amount of incremental unit cases.

•	The Company gained value share in the juice, dairy, and plant-based beverages category cluster.

Latin America

•	Price/mix growth of 10% was primarily driven by price/mix growth in Mexico. All business units in the operating segment achieved positive price/mix.

•
The 3% unit case volume decline was driven by a high single-digit decline in both Brazil and the Latin Center business unit. Mexico unit case volume was down 1%, negatively impacted by cooler weather, higher amounts of rain, and a softening consumer environment. Unit case volume for sparkling soft drinks declined mid single digits, primarily due to Brazil and Venezuela. Juice, dairy, and plant-based beverages unit case volume grew low single digits, driven by incremental volume from the recently acquired AdeS brand of plant-based beverages.

•	The Company maintained value share in total NARTD beverages. The Company gained value share in sparkling soft drinks.

North America

•
Price/mix growth of 2% reflects the continued execution of the Company's disciplined occasion, brand, price, and package strategy, as well as strong rate and mix growth in the foodservice and on-premise channel. Sparkling soft drinks price/mix grew 3%. Acquisitions, divestitures, and structural items reflect the impact of the ongoing refranchising of bottling territories in North America.

•
Unit case volume was even, which included low single-digit growth in tea and coffee, offset by a low single-digit decline in water, enhanced water, and sports drinks. Sparkling soft drinks unit case volume was even, which included mid single-digit growth in Sprite, offset by a mid single-digit decline in Diet Coke.

•
Income before income taxes included items impacting comparability. Comparable currency neutral income before income taxes (non-GAAP) was favorably impacted by the ongoing refranchising of bottling territories in North America.

•
The Company gained value share in total NARTD beverages for the 30th consecutive quarter. The Company also gained value share in sparkling soft drinks as well as the tea and coffee category cluster. The Company maintained value share in the juice, dairy, and plant-based beverages category cluster.

Asia Pacific

•	Price/mix growth of 1% included a negative impact from geographic mix, which was driven by growth in India and China outpacing performance in Japan.

•
Unit case volume growth of 3% was driven by low single-digit growth in the Greater China & Korea business unit and high single-digit growth in the India & South West Asia business unit. For the third quarter in a row, trademark Coca-Cola accounted for over half of the incremental unit case volume growth in the operating segment, driven by strong performance of brand Coca-Cola in China. Water, enhanced water, and sports drinks unit case volume declined low single digits, driven by the strategic deprioritization of low-margin water in both China and Japan.

•
Income before income taxes included the impact of changes in foreign currency exchange rates. Comparable currency neutral income before income taxes (non-GAAP) was unfavorably impacted by the deconsolidation of previously held bottling operations in China.

•	The Company gained value share in sparkling soft drinks and the juice, dairy, and plant-based beverages category cluster.

Bottling Investments

•	Price/mix growth of 4% was driven by positive price/mix in North America and India bottling operations.

•
Income before income taxes was driven by items impacting comparability and the impact of changes in foreign currency exchange rates. Comparable currency neutral income before income taxes (non-GAAP) was unfavorably impacted by the ongoing refranchising of North America bottling territories and the deconsolidation of previously held bottling operations in China.

Operating Review – Nine Months Ended September 29, 2017 [3]
Revenues and Volume

Percent Change	Concentrate Sales [1]	Price/Mix	Currency Impact	Acquisitions, Divestitures, and Structural Items, Net	Reported Net Revenues	Organic Revenues [2]	Unit Case Volume
Consolidated	(1)	3	(1)	(15)	(14)	2	0
Europe, Middle East & Africa	2	2	(3)	(1)	0	4	2
Latin America	(4)	7	0	0	3	3	(3)
North America	0	3	0	1	4	2	0
Asia Pacific	1	0	(3)	0	(3)	1	2
Bottling Investments	(3)	2	0	(40)	(41)	0	(42)

Income Before Income Taxes and EPS

Percent Change	Reported Income Before Income Taxes	Items Impacting Comparability	Currency Impact	Comparable Currency Neutral [2]	Structural Items	Comparable Currency Neutral (Structurally Adjusted) [2]
Consolidated	(24)	(23)	(2)	1	(6)	7

Europe, Middle East & Africa	0	0	(3)	4
Latin America	10	5	0	5
North America	(14)	(17)	(1)	5
Asia Pacific	(3)	0	(5)	3
Bottling Investments	(93)	(70)	1	(23)

Percent Change	Reported EPS	Items Impacting Comparability	Currency Impact	Comparable Currency Neutral [2]
Consolidated EPS	(32)	(31)	(2)	0

Note: Certain rows may not add due to rounding.
1 For Bottling Investments, this represents the percent change in net revenues attributable to the increase (decrease) in unit case volume after considering the impact of structural changes.
2 Organic revenues, comparable currency neutral income before income taxes, comparable currency neutral income before income taxes (structurally adjusted), and comparable currency neutral EPS are non-GAAP financial measures. Refer to the Reconciliation of GAAP and Non-GAAP Financial Measures section.
3 Year-to-date financial results were impacted by two fewer days as compared to the same period in 2016. Unit case volume results are not impacted by the variance in days due to the average daily sales computation referenced in the Notes section.

Outlook
The 2017 outlook information provided below includes forward-looking non-GAAP financial measures which management uses in measuring performance. The Company is not able to reconcile full year 2017 projected organic revenues (non-GAAP) to full year 2017 projected reported net revenues, full year 2017 projected comparable currency neutral income before income taxes (structurally adjusted) (non-GAAP) to full year 2017 projected reported income before income taxes, or full year 2017 projected comparable EPS (non-GAAP) to full year 2017 projected reported EPS without unreasonable efforts because it is not possible to predict with a reasonable degree of certainty the actual impact of changes in foreign currency exchange rates and the exact timing of acquisitions, divestitures and/or structural changes throughout 2017. The unavailable information could have a significant impact on full year 2017 GAAP financial results.
Full Year 2017 Underlying Performance:

•	Approximately 3% growth in organic revenues (non-GAAP) – No Change

•
7% to 8% growth in comparable currency neutral income before income taxes (structurally adjusted) (non-GAAP), driven by strong operating performance, partially offset by the impact of an increasing interest rate environment – No Change

Full Year 2017 Currency Impact:

•	Comparable net revenues (non-GAAP): 1% headwind based on the current rates and including the impact of hedged positions – Updated

•	Comparable income before income taxes (non-GAAP): 1% headwind based on the current rates and including the impact of hedged positions – Updated
Full Year 2017 Acquisitions, Divestitures, and Structural Items Impact:

•	Comparable net revenues (non-GAAP): 18% headwind from acquisitions, divestitures, and structural items – Updated

•	Comparable income before income taxes (non-GAAP): 6% to 7% structural headwind – Updated
Full Year 2017 Other Items:

•	Underlying effective tax rate (non-GAAP): 24.0%* – No Change

•	Net share repurchases (non-GAAP): Approximately $2.0 billion – No Change

•	Net capital expenditures: Approximately $2.0 billion – Updated
Full Year 2017 EPS:

•	Comparable EPS (non-GAAP): Even to 2% decline versus $1.91 in 2016 – No Change
Fourth Quarter 2017 Considerations:

•
Comparable net revenues (non-GAAP): 27% headwind from acquisitions, divestitures, and structural items; 0% to 1% currency tailwind based on the current rates and including the impact of hedged positions – New

•	Comparable income before income taxes (non-GAAP): 11% to 12% structural headwind; 4% to 5% currency tailwind based on the current rates and including the impact of hedged positions – New
Full Year 2018 Considerations:

•	Comparable net revenues (non-GAAP): 16% to 17% headwind from acquisitions, divestitures, and structural items – No Change

•	Comparable income before income taxes (non-GAAP): 1% to 2% structural headwind; low single-digit currency headwind based on the current rates and including the impact of hedged positions – No Change

•	Underlying effective tax rate (non-GAAP): 26.0%* – No Change

*Does not include any impact from potential tax reform

Notes

•	All references to growth rate percentages and share compare the results of the period to those of the prior year comparable period.

•
All references to volume and volume percentage changes indicate unit case volume, unless otherwise noted. All volume percentage changes are computed based on average daily sales, unless otherwise noted. "Unit case" means a unit of measurement equal to 24 eight-ounce servings of finished beverage. "Unit case volume" means the number of unit cases (or unit case equivalents) of Company beverages directly or indirectly sold by the Company and its bottling partners to customers.

•
"Core business" represents the combined performance from the Europe, Middle East & Africa; Latin America; North America; Asia Pacific; and Corporate operating segments offset by intersegment eliminations.

•
"Concentrate sales" represents the amount of concentrates, syrups, beverage bases, source waters, and powders/minerals (in all instances expressed in equivalent unit cases) sold by, or used in finished beverages sold by, the Company to its bottling partners or other customers. In the reconciliation of reported net revenues, "concentrate sales" represents the percent change in net revenues attributable to the increase (decrease) in concentrate sales volume for the geographic operating segments (expressed in equivalent unit cases) after considering the impact of structural changes. For the Bottling Investments operating segment, this represents the percent change in net revenues attributable to the increase (decrease) in unit case volume after considering the impact of structural changes. The Bottling Investments operating segment reflects unit case volume growth for consolidated bottlers only.

•
"Price/mix" represents the change in revenues caused by factors such as price changes, the mix of products and packages sold, and the mix of channels and geographic territories where the sales occurred.

•
First quarter 2017 financial results were impacted by two fewer days and fourth quarter 2017 financial results will be impacted by one additional day as compared to the same periods in 2016. Unit case volume results are not impacted by variances in days due to the average daily sales computation referenced above.

Conference Call
The Company is hosting a conference call with investors and analysts to discuss third quarter 2017 operating results today, Oct. 25, 2017 at 9 a.m. ET. The Company invites participants to listen to a live webcast of the conference call on the Company’s website, http://www.coca-colacompany.com, in the "Investors" section. An audio replay in downloadable digital format and a transcript of the call will be available on the website within 24 hours following the call. Further, the "Investors" section of the website includes a reconciliation of non-GAAP financial measures to the Company’s results as reported under GAAP, which may be used during the call when discussing financial results.

Contacts:            Investors and Analysts                Media
Tim Leveridge: +1 404.676.7563            Scott Leith: +1 404.676.8768

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(UNAUDITED)
(In millions except per share data)

	Three Months Ended
	September 29, 2017	September 30, 2016	% Change[1]
Net Operating Revenues	$9,078	$10,633	(15)
Cost of goods sold	3,395	4,131	(18)
Gross Profit	5,683	6,502	(13)
Selling, general and administrative expenses	3,203	4,009	(20)
Other operating charges	360	222	62
Operating Income	2,120	2,271	(7)
Interest income	175	164	6
Interest expense	208	182	15
Equity income (loss) — net	358	281	28
Other income (loss) — net	(771)	(1,106)	30
Income Before Income Taxes	1,674	1,428	17
Income taxes	230	378	(39)
Consolidated Net Income	1,444	1,050	38
Less: Net income (loss) attributable to noncontrolling interests	(3)	4	—
Net Income Attributable to Shareowners of The Coca-Cola Company	$1,447	$1,046	38
Diluted Net Income Per Share[2]	$0.33	$0.24	40
Average Shares Outstanding — Diluted[2]	4,320	4,364

[1]	Certain growth rates may not recalculate using the rounded dollar amounts provided.

[2]
For the three months ended September 29, 2017 and September 30, 2016, basic net income per share was $0.34 for 2017 and $0.24 for 2016 based on average shares outstanding — basic of 4,266 million for 2017 and 4,315 million for 2016. Basic net income per share and diluted net income per share are calculated based on net income attributable to shareowners of The Coca-Cola Company.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(UNAUDITED)
(In millions except per share data)

	Nine Months Ended
	September 29, 2017	September 30, 2016	% Change[1]
Net Operating Revenues	$27,898	$32,454	(14)
Cost of goods sold	10,567	12,671	(17)
Gross Profit	17,331	19,783	(12)
Selling, general and administrative expenses	9,660	11,682	(17)
Other operating charges	1,491	830	80
Operating Income	6,180	7,271	(15)
Interest income	495	472	5
Interest expense	631	485	30
Equity income (loss) — net	883	678	30
Other income (loss) — net	(1,122)	(315)	(257)
Income Before Income Taxes	5,805	7,621	(24)
Income taxes	1,805	1,618	11
Consolidated Net Income	4,000	6,003	(33)
Less: Net income (loss) attributable to noncontrolling interests	0	26	(99)
Net Income Attributable to Shareowners of The Coca-Cola Company	$4,000	$5,977	(33)
Diluted Net Income Per Share[2]	$0.92	$1.37	(32)
Average Shares Outstanding — Diluted[2]	4,327	4,374

[1]	Certain growth rates may not recalculate using the rounded dollar amounts provided.

[2]
For the nine months ended September 29, 2017 and September 30, 2016, basic net income per share was $0.94 for 2017 and $1.38 for 2016 based on average shares outstanding — basic of 4,275 million for 2017 and 4,322 million for 2016. Basic net income per share and diluted net income per share are calculated based on net income attributable to shareowners of The Coca-Cola Company.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(UNAUDITED)
(In millions except par value)

	September 29, 2017	December 31, 2016
ASSETS
Current Assets
Cash and cash equivalents	$12,528	$8,555
Short-term investments	9,691	9,595
Total Cash, Cash Equivalents and Short-Term Investments	22,219	18,150
Marketable securities	5,138	4,051
Trade accounts receivable, less allowances of $488 and $466, respectively	3,664	3,856
Inventories	2,608	2,675
Prepaid expenses and other assets	2,993	2,481
Assets held for sale	1,782	2,797
Total Current Assets	38,404	34,010
Equity Method Investments	21,644	16,260
Other Investments	1,117	989
Other Assets	4,480	4,248
Property, Plant and Equipment — net	8,306	10,635
Trademarks With Indefinite Lives	6,575	6,097
Bottlers' Franchise Rights With Indefinite Lives	138	3,676
Goodwill	9,473	10,629
Other Intangible Assets	378	726
Total Assets	$90,515	$87,270

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable and accrued expenses	$10,212	$9,490
Loans and notes payable	13,398	12,498
Current maturities of long-term debt	3,231	3,527
Accrued income taxes	355	307
Liabilities held for sale	437	710
Total Current Liabilities	27,633	26,532
Long-Term Debt	32,471	29,684
Other Liabilities	3,946	4,081
Deferred Income Taxes	4,313	3,753
The Coca-Cola Company Shareowners' Equity
Common stock, $0.25 par value; Authorized — 11,200 shares; Issued — 7,040 and 7,040 shares, respectively	1,760	1,760
Capital surplus	15,699	14,993
Reinvested earnings	64,759	65,502
Accumulated other comprehensive income (loss)	(9,843)	(11,205)
Treasury stock, at cost — 2,778 and 2,752 shares, respectively	(50,256)	(47,988)
Equity Attributable to Shareowners of The Coca-Cola Company	22,119	23,062
Equity Attributable to Noncontrolling Interests	33	158
Total Equity	22,152	23,220
Total Liabilities and Equity	$90,515	$87,270

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(UNAUDITED)
(In millions)

	Nine Months Ended
	September 29, 2017	September 30, 2016
Operating Activities
Consolidated net income	$4,000	$6,003
Depreciation and amortization	926	1,323
Stock-based compensation expense	167	191
Deferred income taxes	606	(98)
Equity (income) loss — net of dividends	(559)	(417)
Foreign currency adjustments	322	193
Significant (gains) losses on sales of assets — net	942	364
Other operating charges	918	277
Other items	(9)	(205)
Net change in operating assets and liabilities	(1,395)	(908)
Net cash provided by operating activities	5,918	6,723
Investing Activities
Purchases of investments	(12,925)	(12,733)
Proceeds from disposals of investments	12,161	13,210
Acquisitions of businesses, equity method investments and nonmarketable securities	(538)	(767)
Proceeds from disposals of businesses, equity method investments and nonmarketable securities	2,790	745
Purchases of property, plant and equipment	(1,194)	(1,561)
Proceeds from disposals of property, plant and equipment	72	92
Other investing activities	(122)	(319)
Net cash provided by (used in) investing activities	244	(1,333)
Financing Activities
Issuances of debt	24,899	22,667
Payments of debt	(22,424)	(20,406)
Issuances of stock	1,320	1,295
Purchases of stock for treasury	(3,087)	(2,509)
Dividends	(3,165)	(3,028)
Other financing activities	(42)	198
Net cash provided by (used in) financing activities	(2,499)	(1,783)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	310	231
Cash and Cash Equivalents
Net increase (decrease) during the period	3,973	3,838
Balance at beginning of period	8,555	7,309
Balance at end of period	$12,528	$11,147

THE COCA-COLA COMPANY AND SUBSIDIARIES
Operating Segments
(UNAUDITED)
(In millions)

Three Months Ended

	Net Operating Revenues [1]			Operating Income (Loss)			Income (Loss) Before Income Taxes
	September 29, 2017	September 30, 2016	% Fav. / (Unfav.)	September 29, 2017	September 30, 2016	% Fav. / (Unfav.)	September 29, 2017	September 30, 2016	% Fav. / (Unfav.)
Europe, Middle East & Africa	$1,959	$1,852	6	$936	$914	2	$962	$922	4
Latin America	1,035	965	7	563	435	29	561	447	25
North America	2,750	2,664	3	646	666	(3)	583	653	(11)
Asia Pacific	1,432	1,460	(2)	577	583	(1)	588	589	0
Bottling Investments	2,432	4,840	(50)	(217)	124	—	(673)	(734)	8
Corporate	48	47	3	(385)	(451)	15	(347)	(449)	23
Eliminations	(578)	(1,195)	52	—	—	—	—	—	—
Consolidated	$9,078	$10,633	(15)	$2,120	$2,271	(7)	$1,674	$1,428	17
Note: Certain growth rates may not recalculate using the rounded dollar amounts provided.
1 During the three months ended September 29, 2017, intersegment revenues were $26 million for Latin America, $442 million for North America,
$87 million for Asia Pacific and $23 million for Bottling Investments. During the three months ended September 30, 2016, intersegment revenues were
$16 million for Latin America, $1,003 million for North America, $145 million for Asia Pacific and $31 million for Bottling Investments.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Operating Segments
(UNAUDITED)
(In millions)

Nine Months Ended

	Net Operating Revenues [1]			Operating Income (Loss)			Income (Loss) Before Income Taxes
	September 29, 2017	September 30, 2016	% Fav. / (Unfav.)	September 29, 2017	September 30, 2016	% Fav. / (Unfav.)	September 29, 2017	September 30, 2016	% Fav. / (Unfav.)
Europe, Middle East & Africa	$5,628	$5,633	0	$2,884	$2,897	0	$2,958	$2,950	0
Latin America	2,911	2,837	3	1,625	1,470	11	1,627	1,485	10
North America	8,015	7,737	4	1,967	1,982	(1)	1,711	1,978	(14)
Asia Pacific	4,147	4,255	(3)	1,835	1,892	(3)	1,853	1,903	(3)
Bottling Investments	9,337	15,747	(41)	(979)	222	—	(1,730)	(897)	(93)
Corporate	122	95	29	(1,152)	(1,192)	3	(614)	202	—
Eliminations	(2,262)	(3,850)	41	—	—	—	—	—	—
Consolidated	$27,898	$32,454	(14)	$6,180	$7,271	(15)	$5,805	$7,621	(24)
Note: Certain growth rates may not recalculate using the rounded dollar amounts provided.
1 During the nine months ended September 29, 2017, intersegment revenues were $54 million for Latin America, $1,799 million for North America,
$340 million for Asia Pacific and $69 million for Bottling Investments. During the nine months ended September 30, 2016, intersegment revenues were
$264 million for Europe, Middle East & Africa, $50 million for Latin America, $2,978 million for North America, $437 million for Asia Pacific, $116 million for Bottling Investments and $5 million for Corporate.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

The Company reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP" or referred to herein as "reported"). To supplement our consolidated financial statements reported on a GAAP basis, we provide the following non-GAAP financial measures: "comparable net revenues", "organic revenues", "core business organic revenues", "comparable operating margin", "comparable income before income taxes", "comparable currency neutral income before income taxes", "comparable currency neutral income before income taxes (structurally adjusted)", "comparable EPS", "comparable currency neutral EPS", "underlying effective tax rate", "free cash flow" and "net share repurchases", each of which are defined below. Management believes these non-GAAP financial measures provide investors with additional meaningful financial information that should be considered when assessing our underlying business performance and trends. We believe these non-GAAP financial measures also enhance investors' ability to compare period-to-period financial results. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP. Our non-GAAP financial measures do not represent a comprehensive basis of accounting. Therefore, our non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of each of these non-GAAP financial measures to GAAP information are also included. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions and in evaluating the Company's performance. Disclosing these non-GAAP financial measures allows investors and Company management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.
DEFINITIONS

•
"Currency neutral operating results" are determined by dividing or multiplying, as appropriate, our current period actual U.S. dollar operating results, normalizing for certain structural items in hyperinflationary economies, by the current period actual exchange rates (that include the impact of current period currency hedging activities), to derive our current period local currency operating results. We then multiply or divide, as appropriate, the derived current period local currency operating results by the foreign currency exchange rates (that also include the impact of the comparable prior period currency hedging activities) used to translate the Company's financial statements in the comparable prior year period to determine what the current period U.S. dollar operating results would have been if the foreign currency exchange rates had not changed from the comparable prior year period.

•
"Structural changes" generally refer to acquisitions or dispositions of bottling, distribution or canning operations and the consolidation or deconsolidation of bottling and distribution entities for accounting purposes. In 2017, the Company refranchised its bottling operations in China to the two local franchise bottlers. The impact of these refranchising activities has been included as a structural change in our analysis of net operating revenues on a consolidated basis as well as for our Asia Pacific and Bottling Investments operating segments. In 2017 and 2016, the Company refranchised bottling territories in North America to certain of its unconsolidated bottling partners. Additionally, in conjunction with the refranchising of Coca-Cola Refreshments' ("CCR") Southwest operating unit ("Southwest Transaction") on April 1, 2017, we obtained an equity interest in AC Bebidas, S. de R.L. de C.V. ("AC Bebidas"), a subsidiary of Arca Continental, S.A.B. de C.V. ("Arca"), which impacted our North America and Bottling Investments operating segments. These transactions were included as structural items in our analysis of net operating revenues on a consolidated basis and for the applicable operating segments. These transactions were also included as structural items in our analysis of comparable currency neutral income before income taxes (structurally adjusted) (non-GAAP) on a consolidated basis. In addition, for non-Company-owned and licensed beverage products sold in the refranchised territories in North America for which the Company no longer reports unit case volume, we have eliminated the unit case volume from the base year when calculating 2017 versus 2016 volume growth rates on a consolidated basis as well as for the North America and Bottling Investments operating segments.

During 2016, the Company deconsolidated our South African bottling operations and disposed of its related equity method investment in exchange for equity method investments in Coca-Cola Beverages Africa Proprietary Limited ("CCBA") and CCBA's South African subsidiary. As part of the transaction, the Company also acquired and licensed several brands. The deconsolidation and new equity method investments impacted our Europe, Middle East and Africa and Bottling Investments operating segments. The brands and licenses that the Company acquired impacted the Company’s unit case volume and concentrate sales volume and therefore, in addition to being included as a structural change, they are also considered acquired brands. Also in 2016, the Company deconsolidated our

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

DEFINITIONS (continued)
German bottling operations as a result of their being combined to create Coca-Cola European Partners plc ("CCEP"). As a result of the transaction, the Company now owns an equity method investment in CCEP. The deconsolidation and new equity method investment impacted our Europe, Middle East and Africa and Bottling Investments operating segments. These transactions were included as structural items in our analysis of net operating revenues on a consolidated basis and for the applicable operating segments. These transactions were also included as structural items in our analysis of comparable currency neutral income before income taxes (structurally adjusted) (non-GAAP) on a consolidated basis.

•
"Comparable net revenues" is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability (discussed further below). Management believes the comparable net revenues (non-GAAP) growth measure provides investors with useful supplemental information to enhance their understanding of the Company's revenue performance and trends by improving their ability to compare our period-to-period results. "Organic revenues" is a non-GAAP financial measure that excludes or has otherwise been adjusted for the impact of acquisitions, divestitures and structural items, as applicable, as well as the impact of changes in foreign currency exchange rates. Management believes the organic revenue (non-GAAP) growth measure provides users with useful supplemental information regarding the Company's ongoing revenue performance and trends by presenting revenue growth excluding the impact of foreign exchange, as well as the impact of acquisitions, divestitures and structural changes. "Core business organic revenues" is a non-GAAP financial measure that represents the combined organic revenue performance from the Europe, Middle East and Africa; Latin America; North America; and Asia Pacific operating segments and Corporate offset by intersegment eliminations. Management believes the core business organic revenues (non-GAAP) measure enhances the understanding of the change in the net operating revenues of the operating segments of our business that are not significantly impacted by the acquisition and divestiture activity taking place in our Bottling Investments operating segment. The adjustments related to acquisitions, divestitures and structural items for the three and nine months ended September 29, 2017 and September 30, 2016 consisted of the structural changes discussed above. Additionally, during the nine months ended September 29, 2017, organic revenues (non-GAAP) were adjusted, both on a consolidated basis and for our Asia Pacific operating segment, for the sales of the Company's plant-based protein beverages in China that were acquired in 2016.

•
"Comparable operating margin" and "comparable income before income taxes" are non-GAAP financial measures that exclude or have otherwise been adjusted for items impacting comparability (discussed further below). "Comparable currency neutral income before income taxes" and "comparable currency neutral income before income taxes (structurally adjusted)" are non-GAAP financial measures that exclude or have otherwise been adjusted for items impacting comparability (discussed further below) and the impact of changes in foreign currency exchange rates. Comparable currency neutral income before income taxes (structurally adjusted) (non-GAAP) has also been adjusted for structural changes. Management uses these non-GAAP financial measures to evaluate the Company's performance and make resource allocation decisions. Further, management believes the comparable operating margin (non-GAAP) expansion, comparable income before income taxes (non-GAAP) growth, comparable currency neutral income before income taxes (non-GAAP) growth and comparable currency neutral income before income taxes (structurally adjusted) (non-GAAP) growth measures enhance its ability to communicate the underlying operating results and provide investors with useful supplemental information to enhance their understanding of the Company's underlying business performance and trends by improving their ability to compare our period-to-period financial results.

•
"Comparable EPS" and "comparable currency neutral EPS" are non-GAAP financial measures that exclude or have otherwise been adjusted for items impacting comparability (discussed further below). Comparable currency neutral EPS (non-GAAP) has also been adjusted for the impact of changes in foreign currency exchange rates. Management uses these non-GAAP financial measures to evaluate the Company's performance and make resource allocation decisions. Further, management believes the comparable EPS (non-GAAP) and comparable currency neutral EPS (non-GAAP) growth measures enhance its ability to communicate the underlying operating results and provide investors with useful supplemental information to enhance their understanding of the Company's underlying business performance and trends by improving their ability to compare our period-to-period financial results.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

DEFINITIONS (continued)

•
"Underlying effective tax rate" is a non-GAAP financial measure that represents the estimated annual effective income tax rate on income before income taxes that excludes or has otherwise been adjusted for items impacting comparability (discussed further below).

•
"Free cash flow" is a non-GAAP financial measure that represents net cash provided by operating activities less purchases of property, plant and equipment. Management uses this non-GAAP financial measure to evaluate the Company's performance and make resource allocation decisions.

•
"Net share repurchases" is a non-GAAP financial measure that reflects the net amount of purchases of stock for treasury after considering proceeds from the issuances of stock, the net change in stock issuance receivables (related to employee stock options exercised but not settled prior to the end of the period) and the net change in treasury stock payables (for treasury shares repurchased but not settled prior to the end of the period).

ITEMS IMPACTING COMPARABILITY
The following information is provided to give qualitative and quantitative information related to items impacting comparability. Items impacting comparability are not defined terms within GAAP. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies. We determine which items to consider as "items impacting comparability" based on how management views our business; makes financial, operating, compensation and planning decisions; and evaluates the Company's ongoing performance. Items such as charges, gains and accounting changes which are viewed by management as impacting only the current period or the comparable period, but not both, or as pertaining to different and unrelated underlying activities or events across comparable periods, are generally considered "items impacting comparability". Items impacting comparability include asset impairments and restructuring charges, charges related to our productivity and reinvestment initiatives, and transaction gains/losses, in each case when exceeding a U.S. dollar threshold. Also included are timing differences related to our economic (nondesignated) hedging activities and our proportionate share of similar items incurred by our equity method investees, regardless of size. In addition, we provide the impact that changes in foreign currency exchange rates had on our financial results ("currency neutral operating results" defined above).
Asset Impairments and Restructuring
Asset Impairments
During the three and nine months ended September 29, 2017, the Company recorded charges of $50 million and $787 million, respectively. The charge of $787 million included $737 million related to the impairment of CCR assets that are recorded in our Bottling Investments operating segment, primarily as a result of current year refranchising activities in North America and management's view of the proceeds that are expected to be received for the remaining bottling territories upon their refranchising. The $50 million charge incurred during the three months ended September 29, 2017 was an other-than-temporary impairment related to an international equity method investee, primarily driven by foreign currency exchange rate fluctuations.
Restructuring
During the nine months ended September 30, 2016, the Company recorded charges of $240 million. These charges were related to the integration of our German bottling operations, which were deconsolidated in May 2016.
Productivity and Reinvestment
During the three and nine months ended September 29, 2017, the Company recorded charges of $129 million and $355 million, respectively, related to our productivity and reinvestment initiatives. The Company also recorded charges of $59 million and $187 million during the three and nine months ended September 30, 2016, respectively. These productivity and reinvestment initiatives are focused on four key areas: restructuring the Company's global supply chain;
implementing zero-based work, an evolution of zero-based budget principles across the organization; streamlining and simplifying the Company's operating model; and further driving increased discipline and efficiency in direct marketing investments. The savings realized from the program will enable the Company to fund marketing initiatives and innovation required to deliver sustainable net revenue growth. The savings will also support margin expansion and increased returns on invested capital over time.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

Equity Investees
During the three and nine months ended September 29, 2017, the Company recorded net charges of $16 million and $37 million, respectively. During the three and nine months ended September 30, 2016, the Company recorded net charges of $14 million and $35 million, respectively. These amounts represent the Company’s proportionate share of significant operating and nonoperating items recorded by certain of our equity method investees.
Transaction Gains/Losses
During the three and nine months ended September 29, 2017, the Company recorded charges of $213 million and $317 million, respectively. The Company also recorded charges of $73 million and $170 million during the three and nine months ended September 30, 2016, respectively. These charges were primarily related to costs incurred to refranchise certain of our bottling operations. These costs include, among other items, internal and external costs for individuals directly working on the refranchising efforts, severance, and costs associated with the implementation of information technology systems to facilitate consistent data standards and availability throughout our North America bottling system.
During the nine months ended September 29, 2017, the Company recorded charges of $6 million. The Company also recorded charges of $4 million and $37 million during the three and nine months ended September 30, 2016, respectively. These charges were for noncapitalizable transaction costs associated with pending and closed transactions, primarily related to the deconsolidation of our German bottling operations.
During the three and nine months ended September 29, 2017, the Company recorded net charges of $762 million and $1,473 million, respectively. The Company also recorded charges of $1,089 million and $1,657 million during the three and nine months ended September 30, 2016, respectively. These charges were primarily due to the derecognition of the intangible assets transferred or reclassified as held for sale as a result of the refranchising of certain bottling territories in North America. The net charges during the nine months ended September 29, 2017 included a gain of $1,060 million related to the Southwest Transaction.
During the three and nine months ended September 29, 2017, the Company recorded charges of $72 million and $287 million, respectively. The Company also recorded charges of $17 million during the three and nine months ended September 30, 2016. These charges were primarily related to payments made to certain of our unconsolidated bottling partners in North America in order to convert their bottling agreements to a comprehensive beverage agreement with additional requirements.
During the nine months ended September 29, 2017, the Company recorded a charge of $26 million related to our former German bottling operations.
During the nine months ended September 29, 2017, the Company recognized a gain of $445 million related to the integration of Coca-Cola West Co., Ltd. ("CCW") and Coca-Cola East Japan Co., Ltd. ("CCEJ") to establish Coca-Cola Bottlers Japan Inc. ("CCBJI"). In exchange for our previously existing equity interests in CCW and CCEJ, we received an approximate 17 percent equity interest in CCBJI.
During the nine months ended September 29, 2017, the Company recognized a gain of $25 million related to Coca-Cola FEMSA, an equity method investee, issuing additional shares of its stock at a per share amount greater than the carrying value of the Company's per share investment.
During the three and nine months ended September 29, 2017, the Company recognized gains of $79 million and $88 million, respectively, related to the refranchising of our China bottling operations and related cost method investment.
During the three and nine months ended September 30, 2016, the Company recognized an $80 million tax impact resulting from the accrual of tax on temporary differences related to the investment in foreign subsidiaries that are now expected to reverse in the foreseeable future.
During the three and nine months ended September 30, 2016, the Company recorded a net loss of $21 million primarily due to the deconsolidation of our South African bottling operations in exchange for investments in CCBA and CCBA's South African subsidiary.
During the nine months ended September 30, 2016, the Company recognized a gain of $1,288 million, net of transaction costs described above, as a result of the deconsolidation of our German bottling operations.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

Transaction Gains/Losses (continued)
During the nine months ended September 30, 2016, the Company recognized a net gain of $18 million as a result of the disposal of our investment in Keurig Green Mountain, Inc.
Other Items
Economic (Nondesignated) Hedges
The Company uses derivatives as economic hedges primarily to mitigate the foreign exchange risk for certain currencies, price risk associated with the purchase of materials used in the manufacturing process as well as the purchase of vehicle fuel. Although these derivatives were not designated and/or did not qualify for hedge accounting, they are effective economic hedges. The changes in fair values of these economic hedges are immediately recognized into earnings.
The Company excludes the net impact of mark-to-market adjustments for outstanding hedges and realized gains/losses for settled hedges from our non-GAAP financial information until the period in which the underlying exposure being hedged impacts our condensed consolidated statement of income. We believe this adjustment provides meaningful information related to the impact of our economic hedging activities. During the three months ended September 29, 2017 and September 30, 2016, the net impact of the Company's adjustment related to our economic hedging activities resulted in an increase of $4 million and a decrease of $11 million, respectively, to our non-GAAP income before income taxes. During the nine months ended September 29, 2017 and September 30, 2016, the net impact of the Company's adjustment related to our economic hedging activities resulted in an increase of $34 million and a decrease of $82 million, respectively, to our non-GAAP income before income taxes.
Donation to The Coca-Cola Foundation
During the nine months ended September 30, 2016, the Company recorded a charge of $100 million due to a cash contribution the Company made to The Coca-Cola Foundation.
Hyperinflationary Economies
During the nine months ended September 29, 2017, the Company recorded impairment charges of $34 million related to Venezuelan intangible assets as a result of weaker sales and volatility of foreign currency exchange rates resulting from continued political instability.
During the three and nine months ended September 30, 2016, the Company recorded a charge of $76 million due to the write-down we recorded related to our receivables from our bottling partner in Venezuela as a result of the continued lack of liquidity and our revised assessment of the U.S. dollar value we expect to realize upon the conversion of the Venezuelan bolivar into U.S. dollars by our bottling partner to pay our receivables.
Other
During the nine months ended September 29, 2017, the Company recorded a net charge of $38 million related to the extinguishment of long-term debt.
During the three and nine months ended September 29, 2017, the Company recorded other charges of $18 million and $43 million, respectively. These charges were related to tax litigation expense.
During the three and nine months ended September 30, 2016, the Company recorded other charges of $10 million and $20 million, respectively. These charges were primarily related to tax litigation expense as well as charges associated with certain fixed assets and costs associated with restructuring and transitioning the Company's Russian juice operations to an existing joint venture with an unconsolidated bottling partner.
Certain Tax Matters
During the three and nine months ended September 29, 2017, the Company recorded $40 million and $122 million, respectively, of excess tax benefits associated with the Company's share-based compensation arrangements. The Company also recorded a net tax charge of $12 million for the nine months ended September 29, 2017 related to uncertain tax positions, including interest and penalties, as well as the impact of the reversal of valuation allowances in certain foreign jurisdictions. During the three and nine months ended September 30, 2016, the Company recorded net tax charges of $7 million and $84 million, respectively, related to uncertain tax positions, including interest and penalties.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

2017 OUTLOOK
Our 2017 outlook for comparable revenues, organic revenues, comparable income before income taxes, comparable currency neutral income before income taxes (structurally adjusted) and comparable EPS are non-GAAP financial measures that exclude or have otherwise been adjusted for items impacting comparability, the impact of changes in foreign currency exchange rates, acquisitions and divestitures, and the impact of structural items, as applicable. We are not able to reconcile our full year 2017 projected organic revenues (non-GAAP) to our full year 2017 projected reported net revenues, our full year 2017 projected comparable currency neutral income before income taxes (structurally adjusted) (non-GAAP) to our full year 2017 projected reported income before income taxes, or our full year 2017 projected comparable EPS (non-GAAP) to our full year 2017 projected reported EPS without unreasonable efforts because we are unable to predict with a reasonable degree of certainty the actual impact of changes in foreign currency exchange rates and the exact timing of acquisitions, divestitures and/or structural changes throughout 2017. The unavailable information could have a significant impact on our full year 2017 GAAP financial results.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Three Months Ended September 29, 2017
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$9,078	$3,395	$5,683	62.6%	$3,203	$360	$2,120	23.3%
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—		—	—	—
Productivity & Reinvestment	—	—	—		—	(129)	129
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(213)	213
Other Items	(15)	(22)	7		3	(18)	22
Certain Tax Matters	—	—	—		—	—	—
Comparable (Non-GAAP)	$9,063	$3,373	$5,690	62.8%	$3,206	$—	$2,484	27.4%

	Three Months Ended September 30, 2016
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$10,633	$4,131	$6,502	61.1%	$4,009	$222	$2,271	21.4%
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—		—	—	—
Productivity & Reinvestment	—	—	—		—	(59)	59
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(77)	77
Other Items	(7)	2	(9)		2	(86)	75
Certain Tax Matters	—	—	—		—	—	—
Comparable (Non-GAAP)	$10,626	$4,133	$6,493	61.1%	$4,011	$—	$2,482	23.4%

	Net operating revenues	Cost of goods sold	Gross profit		Selling, general and administrative expenses	Other operating charges	Operating income
% Change — Reported (GAAP)	(15)	(18)	(13)		(20)	62	(7)
% Currency Impact	0	0	(1)		0	—	(2)
% Change — Currency Neutral (Non-GAAP)	(14)	(18)	(12)		(20)	—	(5)

% Change — Comparable (Non-GAAP)	(15)	(18)	(12)		(20)	—	0
% Comparable Currency Impact (Non-GAAP)	0	0	(1)		0	—	(1)
% Change — Comparable Currency Neutral (Non-GAAP)	(14)	(18)	(12)		(20)	—	1

Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Three Months Ended September 29, 2017
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]	Effective tax rate	Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share[2]
Reported (GAAP)	$208	$358	$(771)	$1,674	$230	13.7%	$(3)	$1,447	$0.33
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	50	50	—		—	50	0.01
Productivity & Reinvestment	—	—	—	129	44		—	85	0.02
Equity Investees	—	16	—	16	4		—	12	—
Transaction Gains/Losses	—	—	755	968	361		—	607	0.14
Other Items	—	—	—	22	7		—	15	—
Certain Tax Matters	—	—	—	—	40		—	(40)	(0.01)
Comparable (Non-GAAP)	$208	$374	$34	$2,859	$686	24.0%	$(3)	$2,176	$0.50

	Three Months Ended September 30, 2016
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]	Effective tax rate	Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share[3]
Reported (GAAP)	$182	$281	$(1,106)	$1,428	$378	26.5%	$4	$1,046	$0.24
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—		—	—	—
Productivity & Reinvestment	—	—	—	59	20		—	39	0.01
Equity Investees	—	14	—	14	4		—	10	—
Transaction Gains/Losses	—	—	1,127	1,204	246		—	958	0.22
Other Items	—	—	—	75	(15)		—	90	0.02
Certain Tax Matters	—	—	—	—	(7)		—	7	—
Comparable (Non-GAAP)	$182	$295	$21	$2,780	$626	22.5%	$4	$2,150	$0.49

	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes		Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share
% Change — Reported (GAAP)	15	28	30	17	(39)		—	38	40
% Change — Comparable (Non-GAAP)	15	27	63	3	10		—	1	2
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.
1 The income tax adjustments are the calculated income tax benefits (charges) at the applicable tax rate for each of the items impacting comparability with the exception of certain tax matters previously discussed as well as the tax impact resulting from the accrual of tax on temporary differences related to the investment in foreign subsidiaries that are now expected to reverse in the foreseeable future.
2 4,320 million average shares outstanding — diluted
3 4,364 million average shares outstanding — diluted

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Nine Months Ended September 29, 2017
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$27,898	$10,567	$17,331	62.1%	$9,660	$1,491	$6,180	22.2%
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—		—	(737)	737
Productivity & Reinvestment	—	—	—		—	(355)	355
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	(3)	3		—	(320)	323
Other Items	6	(29)	35		(1)	(79)	115
Certain Tax Matters	—	—	—		—	—	—
Comparable (Non-GAAP)	$27,904	$10,535	$17,369	62.2%	$9,659	$—	$7,710	27.6%

	Nine Months Ended September 30, 2016
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$32,454	$12,671	$19,783	61.0%	$11,682	$830	$7,271	22.4%
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—		—	(240)	240
Productivity & Reinvestment	—	—	—		—	(187)	187
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(207)	207
Other Items	25	132	(107)		15	(196)	74
Certain Tax Matters	—	—	—		—	—	—
Comparable (Non-GAAP)	$32,479	$12,803	$19,676	60.6%	$11,697	$—	$7,979	24.6%

	Net operating revenues	Cost of goods sold	Gross profit		Selling, general and administrative expenses	Other operating charges	Operating income
% Change — Reported (GAAP)	(14)	(17)	(12)		(17)	80	(15)
% Currency Impact	(1)	0	(1)		(1)	—	(3)
% Change — Currency Neutral (Non-GAAP)	(13)	(16)	(11)		(17)	—	(12)

% Change — Comparable (Non-GAAP)	(14)	(18)	(12)		(17)	—	(3)
% Comparable Currency Impact (Non-GAAP)	(1)	0	(2)		(1)	—	(3)
% Change — Comparable Currency Neutral (Non-GAAP)	(13)	(17)	(10)		(17)	—	(1)
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Nine Months Ended September 29, 2017
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]	Effective tax rate	Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share[2]
Reported (GAAP)	$631	$883	$(1,122)	$5,805	$1,805	31.1%	$0	$4,000	$0.92
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	50	787	156		—	631	0.15
Productivity & Reinvestment	—	—	—	355	127		—	228	0.05
Equity Investees	—	37	—	37	9		—	28	0.01
Transaction Gains/Losses	—	—	1,228	1,551	(172)		—	1,723	0.40
Other Items	(38)	—	(2)	151	50		—	101	0.02
Certain Tax Matters	—	—	—	—	110		—	(110)	(0.03)
Comparable (Non-GAAP)	$593	$920	$154	$8,686	$2,085	24.0%	$0	$6,601	$1.53

	Nine Months Ended September 30, 2016
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]	Effective tax rate	Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share[3]
Reported (GAAP)	$485	$678	$(315)	$7,621	$1,618	21.2%	$26	$5,977	$1.37
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	240	—		—	240	0.05
Productivity & Reinvestment	—	—	—	187	65		—	122	0.03
Equity Investees	—	35	—	35	8		—	27	0.01
Transaction Gains/Losses	—	—	354	561	363		—	198	0.05
Other Items	—	—	40	114	1		—	113	0.03
Certain Tax Matters	—	—	—	—	(84)		—	84	0.02
Comparable (Non-GAAP)	$485	$713	$79	$8,758	$1,971	22.5%	$26	$6,761	$1.55

	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes		Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share
% Change — Reported (GAAP)	30	30	(257)	(24)	11		(99)	(33)	(32)
% Change — Comparable (Non-GAAP)	22	29	95	(1)	6		(99)	(2)	(1)
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

[1]
The income tax adjustments are the calculated income tax benefits (charges) at the applicable tax rate for each of the items impacting comparability with the exception of certain tax matters previously discussed as well as the tax impact resulting from the accrual of tax on temporary differences related to the investment in foreign subsidiaries that are now expected to reverse in the foreseeable future.

[2]	4,327 million average shares outstanding — diluted

[3]	4,374 million average shares outstanding — diluted

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

Income Before Income Taxes and Diluted Net Income Per Share:
	Three Months Ended September 29, 2017
	Income before income taxes	Diluted net income per share
% Change — Reported (GAAP)	17	40
% Currency Impact	(1)	(1)
% Change — Currency Neutral (Non-GAAP)	18	41
% Structural Impact	(24)	—
% Change — Currency Neutral (Structurally Adjusted) (Non-GAAP)	43	—

% Impact of Items Impacting Comparability (Non-GAAP)	14	38
% Change — Comparable (Non-GAAP)	3	2
% Comparable Currency Impact (Non-GAAP)	0	0
% Change — Comparable Currency Neutral (Non-GAAP)	3	2
% Comparable Structural Impact (Non-GAAP)	(9)	—
% Change — Comparable Currency Neutral (Structurally Adjusted) (Non-GAAP)	12	—

	Nine Months Ended September 29, 2017
	Income before income taxes	Diluted net income per share
% Change — Reported (GAAP)	(24)	(32)
% Currency Impact	(1)	(1)
% Change — Currency Neutral (Non-GAAP)	(23)	(31)
% Structural Impact	(2)	—
% Change — Currency Neutral (Structurally Adjusted) (Non-GAAP)	(21)	—

% Impact of Items Impacting Comparability (Non-GAAP)	(23)	(31)
% Change — Comparable (Non-GAAP)	(1)	(1)
% Comparable Currency Impact (Non-GAAP)	(2)	(2)
% Change — Comparable Currency Neutral (Non-GAAP)	1	0
% Comparable Structural Impact (Non-GAAP)	(6)	—
% Change — Comparable Currency Neutral (Structurally Adjusted) (Non-GAAP)	7	—

Note: Certain columns may not add due to rounding.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Net Operating Revenues by Operating Segment:

	Three Months Ended September 29, 2017
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$1,959	$1,035	$2,750	$1,432	$2,432	$48	$(578)	$9,078
Items Impacting Comparability:
Other Items	—	—	(12)	—	—	(3)	—	(15)
Comparable (Non-GAAP)	$1,959	$1,035	$2,738	$1,432	$2,432	$45	$(578)	$9,063

	Three Months Ended September 30, 2016
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$1,852	$965	$2,664	$1,460	$4,840	$47	$(1,195)	$10,633
Items Impacting Comparability:
Other Items	—	—	(3)	—	—	(4)	—	(7)
Comparable (Non-GAAP)	$1,852	$965	$2,661	$1,460	$4,840	$43	$(1,195)	$10,626

	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
% Change — Reported (GAAP)	6	7	3	(2)	(50)	3	52	(15)
% Currency Impact	1	1	0	(5)	0	0	—	0
% Change — Currency Neutral (Non-GAAP)	5	6	3	3	(50)	4	—	(14)
% Acquisitions, Divestitures and Structural Items	0	0	1	0	(53)	0	—	(18)
% Change — Organic Revenues (Non-GAAP)	5	6	2	3	2	4	—	4

% Change — Comparable (Non-GAAP)	6	7	3	(2)	(50)	7	—	(15)
% Comparable Currency Impact (Non-GAAP)	1	1	0	(5)	0	3	—	0
% Change — Comparable Currency Neutral (Non-GAAP)	5	6	3	3	(50)	4	—	(14)

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Net Operating Revenues by Operating Segment:

	Nine Months Ended September 29, 2017
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$5,628	$2,911	$8,015	$4,147	$9,337	$122	$(2,262)	$27,898
Items Impacting Comparability:
Other Items	—	—	(4)	—	—	10	—	6
Comparable (Non-GAAP)	$5,628	$2,911	$8,011	$4,147	$9,337	$132	$(2,262)	$27,904

	Nine Months Ended September 30, 2016
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$5,633	$2,837	$7,737	$4,255	$15,747	$95	$(3,850)	$32,454
Items Impacting Comparability:
Other Items	—	—	(11)	—	—	36	—	25
Comparable (Non-GAAP)	$5,633	$2,837	$7,726	$4,255	$15,747	$131	$(3,850)	$32,479

	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
% Change — Reported (GAAP)	0	3	4	(3)	(41)	29	41	(14)
% Currency Impact	(3)	0	0	(3)	0	23	—	(1)
% Change — Currency Neutral (Non-GAAP)	3	2	4	1	(41)	5	—	(13)
% Acquisitions, Divestitures and Structural Items	(1)	0	1	0	(40)	0	—	(15)
% Change — Organic Revenues (Non-GAAP)	4	3	2	1	0	5	—	2

% Change — Comparable (Non-GAAP)	0	3	4	(3)	(41)	1	—	(14)
% Comparable Currency Impact (Non-GAAP)	(3)	0	0	(3)	0	(3)	—	(1)
% Change — Comparable Currency Neutral (Non-GAAP)	3	2	4	1	(41)	4	—	(13)

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Core Business Revenues (Non-GAAP): [1]

Three Months Ended September 29, 2017
Reported (GAAP) Net Operating Revenues	$9,078
Bottling Investments Net Operating Revenues	(2,432)
Consolidated Eliminations	578
Intersegment Core Net Operating Revenue Eliminations	(7)
Core Business Revenues (Non-GAAP)	7,217
Items Impacting Comparability:
Other Items	(15)
Comparable Core Business Revenues (Non-GAAP)	$7,202

Three Months Ended September 30, 2016
Reported (GAAP) Net Operating Revenues	$10,633
Bottling Investments Net Operating Revenues	(4,840)
Consolidated Eliminations	1,195
Intersegment Core Net Operating Revenue Eliminations	—
Core Business Revenues (Non-GAAP)	6,988
Items Impacting Comparability:
Other Items	(7)
Comparable Core Business Revenues (Non-GAAP)	$6,981

% Change — Reported (GAAP) Net Operating Revenues	(15)
% Change — Core Business Revenues (Non-GAAP)	3
% Core Business Currency Impact (Non-GAAP)	(1)
% Change — Currency Neutral Core Business Revenues (Non-GAAP)	4
% Acquisitions, Divestitures and Structural Items	0
% Change — Core Business Organic Revenues (Non-GAAP)[2]	4

% Change — Comparable Core Business Revenues (Non-GAAP)	3
% Comparable Core Business Currency Impact (Non-GAAP)	(1)
% Change — Comparable Currency Neutral Core Business Revenues (Non-GAAP)	4
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.
1 Core business revenues (non-GAAP) included the net operating revenues from the Europe, Middle East & Africa, Latin America, North America, Asia
Pacific and Corporate operating segments offset by intersegment revenue eliminations of $7 million during the three months ended
September 29, 2017.
2 Core business organic revenue (non-GAAP) growth included 3 points of positive price/mix.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Core Business Revenues (Non-GAAP): [1]

Nine Months Ended September 29, 2017
Reported (GAAP) Net Operating Revenues	$27,898
Bottling Investments Net Operating Revenues	(9,337)
Consolidated Eliminations	2,262
Intersegment Core Net Operating Revenue Eliminations	(14)
Core Business Revenues (Non-GAAP)	20,809
Items Impacting Comparability:
Other Items	6
Comparable Core Business Revenues (Non-GAAP)	$20,815

Nine Months Ended September 30, 2016
Reported (GAAP) Net Operating Revenues	$32,454
Bottling Investments Net Operating Revenues	(15,747)
Consolidated Eliminations	3,850
Intersegment Core Net Operating Revenue Eliminations	(13)
Core Business Revenues (Non-GAAP)	20,544
Items Impacting Comparability:
Other Items	25
Comparable Core Business Revenues (Non-GAAP)	$20,569

% Change — Reported (GAAP) Net Operating Revenues	(14)
% Change — Core Business Revenues (Non-GAAP)	1
% Core Business Currency Impact (Non-GAAP)	(2)
% Change — Currency Neutral Core Business Revenues (Non-GAAP)	3
% Acquisitions, Divestitures and Structural Items	0
% Change — Core Business Organic Revenues (Non-GAAP)[2]	3

% Change — Comparable Core Business Revenues (Non-GAAP)	1
% Comparable Core Business Currency Impact (Non-GAAP)	(2)
% Change — Comparable Currency Neutral Core Business Revenues (Non-GAAP)	3
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.
1 Core business revenues (non-GAAP) included the net operating revenues from the Europe, Middle East & Africa, Latin America, North America, Asia
Pacific and Corporate operating segments offset by intersegment revenue eliminations of $14 million and $13 million during the nine months ended
September 29, 2017 and September 30, 2016, respectively.
2 Core business organic revenue (non-GAAP) growth included 3 points of positive price/mix.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Operating Income (Loss) by Operating Segment:

	Three Months Ended September 29, 2017
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$936	$563	$646	$577	$(217)	$(385)	$2,120
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	—	—
Productivity & Reinvestment	6	2	47	1	15	58	129
Equity Investees	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	213	—	213
Other Items	—	—	6	—	(4)	20	22
Comparable (Non-GAAP)	$942	$565	$699	$578	$7	$(307)	$2,484

	Three Months Ended September 30, 2016
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$914	$435	$666	$583	$124	$(451)	$2,271
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	—	—
Productivity & Reinvestment	2	(1)	22	—	22	14	59
Equity Investees	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	73	4	77
Other Items	—	76	11	—	(15)	3	75
Comparable (Non-GAAP)	$916	$510	$699	$583	$204	$(430)	$2,482

	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
% Change — Reported (GAAP)	2	29	(3)	(1)	—	15	(7)
% Currency Impact	1	1	0	(7)	—	0	(2)
% Change — Currency Neutral (Non-GAAP)	2	28	(2)	6	—	15	(5)

% Change — Comparable (Non-GAAP)	3	11	0	(1)	(97)	29	0
% Comparable Currency Impact (Non-GAAP)	1	1	0	(7)	1	0	(1)
% Change — Comparable Currency Neutral (Non-GAAP)	2	10	1	7	(98)	28	1
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Operating Income (Loss) by Operating Segment:

	Nine Months Ended September 29, 2017
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$2,884	$1,625	$1,967	$1,835	$(979)	$(1,152)	$6,180
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	737	—	737
Productivity & Reinvestment	2	3	131	4	39	176	355
Equity Investees	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	316	7	323
Other Items	—	—	(9)	—	23	101	115
Comparable (Non-GAAP)	$2,886	$1,628	$2,089	$1,839	$136	$(868)	$7,710

	Nine Months Ended September 30, 2016
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$2,897	$1,470	$1,982	$1,892	$222	$(1,192)	$7,271
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	240	—	240
Productivity & Reinvestment	6	(2)	80	1	60	42	187
Equity Investees	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	178	29	207
Other Items	—	76	(31)	—	(120)	149	74
Comparable (Non-GAAP)	$2,903	$1,544	$2,031	$1,893	$580	$(972)	$7,979

	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
% Change — Reported (GAAP)	0	11	(1)	(3)	—	3	(15)
% Currency Impact	(3)	0	(1)	(5)	—	2	(3)
% Change — Currency Neutral (Non-GAAP)	3	11	0	2	—	1	(12)

% Change — Comparable (Non-GAAP)	(1)	5	3	(3)	(77)	11	(3)
% Comparable Currency Impact (Non-GAAP)	(3)	0	(1)	(5)	0	0	(3)
% Change — Comparable Currency Neutral (Non-GAAP)	3	5	4	2	(77)	11	(1)
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Income (Loss) Before Income Taxes by Operating Segment:

	Three Months Ended September 29, 2017
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$962	$561	$583	$588	$(673)	$(347)	$1,674
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	50	50
Productivity & Reinvestment	6	2	47	1	15	58	129
Equity Investees	—	—	—	—	14	2	16
Transaction Gains/Losses	—	—	72	—	975	(79)	968
Other Items	—	—	6	—	(4)	20	22
Comparable (Non-GAAP)	$968	$563	$708	$589	$327	$(296)	$2,859

	Three Months Ended September 30, 2016
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$922	$447	$653	$589	$(734)	$(449)	$1,428
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	—	—
Productivity & Reinvestment	2	(1)	22	—	22	14	59
Equity Investees	—	—	—	—	14	—	14
Transaction Gains/Losses	—	—	17	—	1,162	25	1,204
Other Items	—	76	11	—	(15)	3	75
Comparable (Non-GAAP)	$924	$522	$703	$589	$449	$(407)	$2,780

	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
% Change — Reported (GAAP)	4	25	(11)	0	8	23	17
% Currency Impact	1	1	0	(7)	0	4	(1)
% Change — Currency Neutral (Non-GAAP)	4	25	(10)	7	8	18	18

% Impact of Items Impacting Comparability (Non-GAAP)	0	18	(11)	0	36	(5)	14
% Change — Comparable (Non-GAAP)	5	8	1	0	(27)	27	3
% Comparable Currency Impact (Non-GAAP)	1	1	0	(7)	2	5	0
% Change — Comparable Currency Neutral (Non-GAAP)	4	7	1	7	(29)	22	3
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Income (Loss) Before Income Taxes by Operating Segment:

	Nine Months Ended September 29, 2017
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$2,958	$1,627	$1,711	$1,853	$(1,730)	$(614)	$5,805
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	737	50	787
Productivity & Reinvestment	2	3	131	4	39	176	355
Equity Investees	4	—	—	—	29	4	37
Transaction Gains/Losses	—	—	287	—	1,789	(525)	1,551
Other Items	—	—	(9)	—	23	137	151
Comparable (Non-GAAP)	$2,964	$1,630	$2,120	$1,857	$887	$(772)	$8,686

	Nine Months Ended September 30, 2016
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$2,950	$1,485	$1,978	$1,903	$(897)	$202	$7,621
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	240	—	240
Productivity & Reinvestment	6	(2)	80	1	60	42	187
Equity Investees	—	—	—	—	32	3	35
Transaction Gains/Losses	—	—	17	—	1,835	(1,291)	561
Other Items	—	76	(31)	—	(120)	189	114
Comparable (Non-GAAP)	$2,956	$1,559	$2,044	$1,904	$1,150	$(855)	$8,758

	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
% Change — Reported (GAAP)	0	10	(14)	(3)	(93)	—	(24)
% Currency Impact	(3)	0	(1)	(5)	0	—	(1)
% Change — Currency Neutral (Non-GAAP)	4	10	(12)	3	(93)	—	(23)

% Impact of Items Impacting Comparability (Non-GAAP)	0	5	(17)	0	(70)	(414)	(23)
% Change — Comparable (Non-GAAP)	0	5	4	(2)	(23)	10	(1)
% Comparable Currency Impact (Non-GAAP)	(3)	0	(1)	(5)	1	7	(2)
% Change — Comparable Currency Neutral (Non-GAAP)	4	5	5	3	(23)	2	1
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Operating Margin:
	Three Months Ended September 29, 2017	Three Months Ended September 30, 2016	Basis Point Growth (Decline)
Reported (GAAP)	23.35%	21.36%	199
Items Impacting Comparability (Non-GAAP)	(4.05)%	(2.00)%
Comparable Operating Margin (Non-GAAP)	27.40%	23.36%	404

	Nine Months Ended September 29, 2017	Nine Months Ended September 30, 2016	Basis Point Growth (Decline)
Reported (GAAP)	22.15%	22.40%	(25)
Items Impacting Comparability (Non-GAAP)	(5.48)%	(2.17)%
Comparable Operating Margin (Non-GAAP)	27.63%	24.57%	306

Purchases and Issuances of Stock:
	Nine Months Ended September 29, 2017	Nine Months Ended September 30, 2016
Reported (GAAP):
Issuances of Stock	$1,320	$1,295
Purchases of Stock for Treasury	(3,087)	(2,509)
Net Change in Stock Issuance Receivables[1]	(4)	(2)
Net Change in Treasury Stock Payables[2]	67	12
Net Share Repurchases (Non-GAAP)	$(1,704)	$(1,204)
1 Represents the net change in receivables related to employee stock options exercised but not settled prior to the end of the period.
2 Represents the net change in payables for treasury shares repurchased but not settled prior to the end of the period.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)
Consolidated Cash from Operations:

	Nine Months Ended September 29, 2017	Nine Months Ended September 30, 2016
	Net Cash Provided by Operating Activities	Net Cash Provided by Operating Activities
Reported (GAAP):	$5,918	$6,723
Items Impacting Comparability:
Cash Payments for Pension Plan Contributions	34	471
Comparable (Non-GAAP)	$5,952	$7,194

	Net Cash Provided by Operating Activities
% Change — Reported (GAAP)	(12)
% Change — Comparable (Non-GAAP)	(17)
Note: Certain growth rates may not recalculate using the rounded dollar amounts provided.

Free Cash Flow:

	Nine Months Ended September 29, 2017	Nine Months Ended September 30, 2016	% Change
Net Cash Provided by Operating Activities	$5,918	$6,723	(12)
Purchases of Property, Plant and Equipment	(1,194)	(1,561)	(24)
Free Cash Flow (Non-GAAP)	$4,724	$5,162	(8)
Note: Certain growth rates may not recalculate using the rounded dollar amounts provided.

About The Coca-Cola Company
The Coca-Cola Company (NYSE: KO) is the world’s largest total beverage company, offering over 500 brands to people in more than 200 countries. Of our 21 billion-dollar brands, 19 are available in lower- and no-sugar options to help people everywhere more easily control added sugar.  In addition to our namesake Coca-Cola drinks, some of our leading brands around the world include: AdeS soy-based beverages, Ayataka green tea, Dasani waters, Del Valle juices and nectars, Fanta, Georgia coffee, Gold Peak teas and coffees, Honest Tea, Minute Maid juices, Powerade sports drinks, Simply juices, smartwater, Sprite, vitaminwater, and Zico coconut water.  At Coca-Cola, we’re serious about making positive contributions to the world.  That starts with reducing sugar in our drinks and bringing new and different drinks to people everywhere.  It also means continuously working to reduce our environmental impact, creating rewarding careers for our associates, and bringing economic opportunity wherever we operate. In fact, together with our bottling partners, we employ more than 700,000 people around the world.  For more information, visit our digital magazine Coca-Cola Journey at www.coca-colacompany.com, and follow The Coca-Cola Company on Twitter, Instagram, Facebook and LinkedIn.
Forward-Looking Statements
This press release may contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from The Coca-Cola Company’s historical experience and our present expectations or projections. These risks include, but are not limited to, obesity and other health-related concerns; water scarcity and poor quality; evolving consumer preferences; increased competition and capabilities in the marketplace; product safety and quality concerns; perceived negative health consequences of certain ingredients, such as non-nutritive sweeteners and biotechnology-derived substances, and of other substances present in our beverage products or packaging materials; an inability to be successful in our innovation activities; increased demand for food products and decreased agricultural productivity; changes in the retail landscape or the loss of key retail or foodservice customers; an inability to expand operations in emerging and developing markets; fluctuations in foreign currency exchange rates; interest rate increases; an inability to maintain good relationships with our bottling partners; a deterioration in our bottling partners' financial condition; increases in income tax rates, changes in income tax laws or unfavorable resolution of tax matters; increased or new indirect taxes in the United States and throughout the world; increased cost, disruption of supply or shortage of energy or fuels; increased cost, disruption of supply or shortage of ingredients, other raw materials or packaging materials; changes in laws and regulations relating to beverage containers and packaging; significant additional labeling or warning requirements or limitations on the marketing or sale of our products; an inability to protect our information systems against service interruption, misappropriation of data or breaches of security; unfavorable general economic conditions in the United States; unfavorable economic and political conditions in international markets; litigation or legal proceedings; failure to adequately protect, or disputes relating to, trademarks, formulae and other intellectual property rights; adverse weather conditions; climate change; damage to our brand image and corporate reputation from negative publicity, even if unwarranted, related to product safety or quality, human and workplace rights, obesity or other issues; changes in, or failure to comply with, the laws and regulations applicable to our products or our business operations; changes in accounting standards; an inability to achieve our overall long-term growth objectives; deterioration of global credit market conditions; default by or failure of one or more of our counterparty financial institutions; an inability to renew collective bargaining agreements on satisfactory terms, or we or our bottling partners experience strikes, work stoppages or labor unrest; future impairment charges; multi-employer pension plan withdrawal liabilities in the future; an inability to successfully integrate and manage our Company-owned or -controlled bottling operations; an inability to successfully manage our refranchising activities; failure to realize the economic benefits from or an inability to successfully manage the possible negative consequences of our productivity initiatives; failure to realize a significant portion of the anticipated benefits of our strategic relationship with Monster; inability to attract or retain a highly skilled workforce; global or regional catastrophic events, including terrorist acts, cyber-strikes and radiological attacks; and other risks discussed in our Company’s filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2016 and our subsequently filed Quarterly Reports on Form 10-Q, which filings are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Coca-Cola Company undertakes no obligation to publicly update or revise any forward-looking statements.

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